  As filed with the Securities and Exchange Commission on September 27, 1999.
                                              Registration No. 333-____________

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                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             ___________________


                               POWER-ONE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                             ___________________


            DELAWARE                                            77-0420182
-------------------------------                            --------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                             Identification No.)

          740 CALLE PLANO, CAMARILLO, CALIFORNIA 93012 (805) 987-8741
          -----------------------------------------------------------
                    (Address of principal executive offices)


         POWER-ONE, INC. AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
         --------------------------------------------------------------
                           (Full title of the plan)


                              STEVEN J. GOLDMAN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              740 CALLE PLANO
                         CAMARILLO, CALIFORNIA 93012
                -----------------------------------------------
                    (Name and address of agent for service)

                             ___________________

Telephone number, including area code, of agent for service:  (805) 987-8741

                             ___________________

                                 Copies to:

     STEVEN J. GOLDMAN                             KENDALL R. BISHOP, ESQ.
      740 CALLE PLANO                               O'MELVENY & MYERS LLP
CAMARILLO, CALIFORNIA 93012                  1999 AVENUE OF THE STARS, SUITE 700
      (805) 987-8741                         LOS ANGELES, CALIFORNIA  90067-6035
                                                       (310) 553-6700

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                                         Proposed         Proposed
                                         maximum          maximum
Title of              Amount             offering         aggregate         Amount of
securities            to be              price            offering          registration
to be registered      registered         per share        price             fee
----------------      ----------         ---------        -----------       ------------
Common Stock,         2,000,000(1)        $ 25.375        $50,750,000        $ 14,108.50
par value $.001       shares
per share
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of common stock stated above, options and other rights to purchase or acquire shares of common stock covered by this prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the stock incentive plan may become subject to the plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of Power-One's common stock reported on the Nasdaq National Market on September 24, 1999.

The exhibit index included in this Registration Statement is at page 8.

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

                                    PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                            INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Power-One, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1998, as amended;

         (b) The Company's Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended March 28, 1999 and June 27, 1999;

         (c) The Company's Current Reports on Form 8-K and Form 8-K/A dated January 29, 1999; and

         (d) The description of the Company's common stock contained in its Registration Statement on Form 8-A dated September 19, 1997.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") before the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Copies of these documents are not required to be filed with this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's common stock, par value $.001 per share, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware, the Company's state of incorporation, allows Delaware companies to provide certain indemnification rights for the benefit of their officers, directors, employees and agents. The Company's Restated Certificate of Incorporation ("Certificate") and Amended and Restated Bylaws ("Bylaws") contain indemnification provisions covering directors, employees and agents of the Company.

         The Certificate requires the Company to indemnify a person covered by the indemnification provisions ("Indemnitee") to the fullest extent permitted by applicable law. The indemnification is for expenses, liabilities and losses (including, but not limited to, attorney's fees, judgments, amounts paid in settlements, fines and penalties) (collectively, the "Expenses") reasonably incurred by an Indemnitee named or involved in a threatened, pending or completed proceeding whether civil, administrative or criminal in nature.

         An Indemnitee is not entitled to indemnification in the following circumstances. The first is when a proceeding is initiated by him/her without the Company's prior approval. The second is when an Indemnitee's conduct (which is the subject of the proceeding) does not meet the standard of conduct (see below) called for under the Delaware indemnification statutes. Additionally, if an Indemnitee is found liable for negligence or misconduct in the performance of his/her duty to the Company in the proceeding for which indemnification is sought, he/she may be indemnified but only if the court in which the proceeding was brought finds that the Indemnitee is entitled to indemnification of expenses (and at an amount) which the court deems appropriate.

         A majority of the Board of Directors of the Company who are not a party to the proceeding, the Company's legal counsel, if requested by the Board, or the Company's stockholders may determine whether or not an Indemnitee has met the necessary standard of conduct. An Indemnitee's standard of conduct called for by the Delaware statute on civil disputes requires that he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Company. The applicable standard on criminal matters requires that the Indemnitee have no reasonable cause to believe that his/her conduct was unlawful.

         The Company will reimburse Expenses incurred by an Indemnitee who is an officer or director of the Company in defending a proceeding even if it has not been finally resolved but only if the officer/director promises in writing to reimburse the Company for amounts advanced in case it is determined that the officer/director was not entitled to be indemnified by the Company. In case an indemnity claim is not paid within 30 days of written payment demand, the Company may be liable for the Indemnitee's costs of enforcing his indemnity rights.

         The indemnification provisions in the Certificate and Bylaws are not intended to and do not supersede, diminish or replace any other indemnity rights that an Indemnitee may presently have or acquire in the future due to, but not limited to, statutory changes, contract(s) entered into, action by the stockholders or the Board of Directors. Moreover, any repeal or modification of the current indemnification provisions in the Certificate or Bylaws will not diminish any indemnification rights that an Indemnitee may have had with respect to proceedings that arose before the repeal or modification of the indemnification provisions.

         In case some of the indemnification provisions in the Certificate or Bylaws are legally invalidated, the Company will continue to be obligated to indemnify an Indemnitee for Expenses for which indemnification is available under the indemnification provisions that were not legally invalidated and to the full extent permitted by applicable law.

         The Company's Certificate eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

         The Company has entered into individual indemnification agreements with its directors, executive officers, and certain other officers. The indemnification agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of the Company's Bylaws.

         The Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the attached Exhibit Index.

ITEM 9.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on September 27, 1999.

                                            POWER-ONE, INC.

                                         By: /s/ Steven J. Goldman
                                            ----------------------------------
                                            Steven J. Goldman
                                            Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven J. Goldman and Eddie K. Schnopp his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                            TITLE                              DATE

/s/ Steven J. Goldman
--------------------------       Chairman, Chief Executive            September 27, 1999
Steven J. Goldman                 Officer and President
                                  (Principal Executive Officer)

/s/ Eddie K. Schnopp
--------------------------       Senior Vice President-Finance,       September 27, 1999
Eddie K. Schnopp                  Chief Financial Officer and
                                  Secretary (Principal Financial
                                  and Accounting Officer)

/s/ Jon E.M. Jacoby
--------------------------       Director                             September 27, 1999
Jon E.M. Jacoby

/s/ Dr. Hanspeter Brandli
--------------------------       Director                             September 27, 1999
Dr. Hanspeter Brandli

                                       7

                                 EXHIBIT INDEX


Exhibit
Number      Description
-------     -----------
  4.1       Amended and Restated 1996 Stock Incentive Plan

  4.2       Amendment to Amended and Restated 1996 Stock
            Incentive Plan

  4.3       Form of Employee Nonqualified Stock Option Agreement*

  4.4       Form of Eligible Director Nonqualified Stock Option
            Agreement

  5.0       Opinion of O'Melveny & Myers LLP (opinion re legality)

 23.1       Consent of Independent Accountants

 23.2       Consent of O'Melveny & Myers LLP (included in Exhibit 5)

 24.0       Power of Attorney (included in this Registration
            Statement under "Signatures")


--------------
* Incorporated by reference to Registration Statement on Form S-8, File No. 333-48197



                                       8